INDEPENDENT AUDITORS’CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated December 1, 2005, relating to the consolidated financial statements of French Peak Resources Inc.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida

January 4, 2006